Exhibit 99.1

TOMI™ Reports 107% Increase in Revenue for the Year Ended 2013

  Increased the use and subsequent sales of TOMI™’s patented BIT™ technology
  Added additional healthcare systems to TOMI™’s client base
  Expanded sales to the pharmaceutical and clean-room markets

BEVERLY HILLS, Calif.--(BUSINESS WIRE)--March 28, 2014--TOMI™ Environmental Solutions, Inc. (“TOMI” or the “Company”) (OTCQB: TOMZ), a global bacteria and infectious disease control company with both end user and service provider clients, today reported an increase in revenue of 107% for the year ended December 31, 2013. The primary reason for the increase in revenue was attributable to: 1) completion of the bio-mass reduction and decontamination services at The Complejo Hospitalario Metropolitano in Panama City, Panama in 2013 amounting to $420,000 and 2) TOMI’s ability in 2013 to acquire and take control over the entire SteraMistTM product line, including manufacturing, which facilitated the Company having sufficient supply of product to fill orders as well as diversify its client base.

Net loss for the years ended December 31, 2013 and December 31, 2012 was approximately $5,658,000 and $1,750,000, respectively. Net loss per common share, basic and diluted, for the years ended December 31, 2013 and December 31, 2012 was ($0.07) and ($0.02), respectively. The primary reason for the net loss and net loss per share for the year ended December 31, 2013 can be attributed to non-cash charges of $3,782,000 comprising of: 1) non-cash charges of $349,000 related to the change in the fair value of the embedded conversion feature of our convertible notes; 2) non-cash charges of $3,199,000 related to the finance charge recorded in conjunction with the issuance of our $5,074,000 in convertible notes in relation to the acquisition of our BIT Technology; and 3) amortization of deferred finance costs of $234,000 related to the issuance of convertible notes.

Commenting on the Company’s operations, Dr. Halden Shane, TOMI’s Chief Executive Officer, stated, “We are thrilled with the growth that TOMI™ exhibited during 2013 and our strong finish of last year. During 2013, TOMI™ increased its sales and service in the healthcare sector. In addition, we continue to successfully penetrate other markets, including the pharmaceutical and clean-room markets. As our existing customers continue to increase their usage of our technology, and as new customers come on board, we have strong momentum going into 2014 and we remain enthusiastic about our sales and service pipeline.”

Highlights from the year ended December 31, 2013 as compared to the prior year include:

  Successfully acquired Binary Ionization Technology® (“BIT™”), as well as other assets, from L-3 Applied Technologies, Inc. (“L-3”) for $3,510,000;
  Was awarded and began, on October 1, 2013, a 36-month biomass reduction and decontamination services at The Complejo Hospitalario Metropolitano in Panama City, Panama;
  Increased the use and subsequent sales of TOMI™’s patented BIT™ technology under its existing decontamination programs with Sinai Hospital in Baltimore, Maryland, Northwest Hospital in Randallstown, Maryland, St. Mary’s in Philadelphia, Baptist Hospital in Little Rock, Arkansas, and Geisenger Medical Center in Danville, Pennsylvania;
  Added additional healthcare systems to the TOMI™ family including Union Memorial of MedStar Health and Springhill Medical. TOMI™ has already trained staff members at each of these hospitals in the use of our BIT™ technology;
  Expanded sales to the pharmaceutical and clean-room markets with sales of its Environment Unit to Six-Log, Controlled Contamination Services, Felder Services and Telstar Life Sciences along with RTI Biologicals;
  Current testing of its SteraMist™ technology in two major U.S. teaching hospitals, along with the Sperry Group -- each of which are in the process of completing peer review studies with results anticipated to be published within 18 months. Adding key members of the TOMI™ Executive team, including its President, Chief Operating Officer, Chief Financial Offer and Chief Regulatory Officer as well as other key employees; and
  Exhibited TOMI™’s Binary Ionization Technology® around the world at various conferences and symposiums.

TOMI ENVIRONMENTAL SOLUTIONS, INC. CONSOLIDATED BALANCE SHEET

ASSETS

Current Assets:	December 31, 2013	December 31, 2012
Cash and Cash Equivalents	$706,350	$73,424
Cash – Restricted	70,124	-
Accounts Receivable	805,809	215,657
Inventories	407,549	-
Prepaid Expenses	7,980	5,400
Total Current Assets	1,997,812	294,481

Property & Equipment – net	164,068	47,906

Other Assets:
Intangible Assets – net	3,026,564	-
Deferred Financing Costs – net	542,116	-
Security Deposits	2,543	500
Total Other Assets	3,571,223	500
Total Assets	$5,733,103	$342,887

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

Current Liabilities:
Accounts Payable and Accrued Expenses	$383,349	$225,487
Accrued Interest on Convertible Notes	211,194	-
Accrued Officers Compensation	25,000	5,000
Common Stock to be Issued	150,871	-
Loan Payable – Officer	-	3,988
Customer Deposits	14,105	-
Derivative Liability	7,665,502	-
Total Current Liabilities	8,450,021	234,475

Convertible Notes Payable, net of discount of $5,003,558	70,442	-
Total Long-term Liabilities	70,442	-
Total Liabilities	8,520,463	234,475

Commitments and Contingencies	-	-

Stockholders’ Equity (Deficiency):
Cumulative Convertible Series A Preferred Stock;
par value $0.01, 1,000,000 shares authorized; 510,000 shares issued
and outstanding at December 31, 2013 and 2012	5,100	5,100
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at December 31, 2013 and 2012	-	-
Common stock; par value $0.01, 200,000,000 shares authorized;
79,867,217 and 75,455,585 shares issued and outstanding
at December 31, 2013 and December 31, 2012, respectively.	798,672	754,555
Additional Paid-In Capital	15,674,958	12,956,535
Accumulated Deficit	(19,266,090)	(13,607,778)
Total Stockholders’ Equity (Deficiency)	(2,787,360)	108,412
Total Liabilities and Stockholders’ Equity (Deficiency)	$5,733,103	$342,887

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	For The Year Ended
	December 31,
	2013	2012

Sales, net	$1,166,457	$564,142
Cost of Sales	480,678	342,130
Gross profit	685,779	222,012

Costs and Expenses:
Professional Fees	339,116	207,926
Depreciation and Amortization	318,265	40,951
Selling Expenses	195,954	106,097
Research and Development	127,547	2,384
Impairment of Intangibles	-	69,439
Debt Extinguishment	-	(43,900)
Consulting fees	643,827	19,536
General and Administrative	509,243	1,270,389
Total Costs and Expenses	2,133,952	1,672,822
Loss from Operations	(1,448,173)	(1,450,810)

Other Income (Expense):
Amortization of Deferred Financing Costs	(234,370)	-
Amortization of Debt Discounts	(70,442)	(173,398)
Fair Value Adjustment of Derivative Liability	(349,410)	-
Financing Costs	(3,198,803)	(26,611)
Interest Expense – Related Party	(161)	(72,000)
Interest Expense	(356,953)	(27,588)
Total Other Income (Expense)	(4,210,139)	(299,597)

Net Loss	$(5,658,312)	$(1,750,407)

Loss Per Common Share
Basic and Diluted	$(0.07)	$(0.02)

Basic and Diluted Weighted Average Common Shares Outstanding	77,474,329	70,270,868

About TOMI™ Environmental Solutions, Inc.

TOMI™ Environmental Solutions, Inc. (OTCQB: TOMZ) is a global bacteria decontamination and infectious disease control company providing green energy-efficient environmental solutions for indoor surface decontamination through manufacturing, sales and licensing of its premier platform of Hydrogen Peroxide aerosols, Ultra-Violet Ozone Generators and Ultra-Violet Germicidal Irradiation (“UVGI”) products and technologies.

TOMI™’s products are designed to service a broad spectrum of commercial structures including medical facilities, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, and athletic facilities. TOMI™’s products and services have also been used in single-family homes and multi-unit residences.

TOMI™ also develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, The Restoration Industry Association, Indoor Air Quality Association and The International Ozone Association.

For additional product information, visit www.tomiesinc.com or contact us at info@tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

CONTACT:
TOMI™ Environmental Solutions, Inc.
Dr. Halden Shane, Chairman of the Board & Chief Executive Officer
(310) 275-2255 TOLL-FREE | (800) 525-1698
or
INVESTOR RELATIONS:
Syndicated Capital, Inc.
John T. Hillman
(310) 255-4445